Exhibit 24.2

                               POWER OF ATTORNEY

     KNOWN ALL MEN BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints John L. Champion such person's true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the Registration Statement on Form S-11 of Atlantic Preferred Capital Corporation (Securities and Exchange Commission File no. 333-66677) (or to any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended), and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.


Name                          Title                         Date
----                          -----                         ----

/s/ Richard Wayne             President and Director        December 15, 1998
-----------------------
Richard Wayne


/s/ Nicholas W. Lazares       Director                      December 15, 1998
-----------------------
Nicholas W. Lazares